Exhibit 10.45

AMENDMENT NO. 1 TO

PAY-FOR-CALL DISTRIBUTION AGREEMENT

This Amendment No. 1 (“Amendment”), effective as of December 31, 2012 (the “Amendment Effective Date”), is being entered into by and between Marchex Sales LLC, a Delaware limited liability company and successor in interest to Marchex Sales, Inc., which is a wholly-owned subsidiary of Marchex, Inc. (“Marchex”), and YellowPages.com LLC, a Delaware limited liability company formerly doing business as AT&T Interactive or ATTi (“YP”), to amend the Pay-For-Call Distribution Agreement entered between YP and Marchex effective as of January 1, 2011 (the “Agreement”). YP and Marchex may hereinafter be referred to individually as “Party” and collectively as “Parties.” Capitalized terms used herein but not defined shall have the respective meanings ascribed to them in the Agreement.

WHEREAS, Marchex provides certain pay-for-call advertising services to YP pursuant to the terms of the Agreement; and

WHEREAS, the Parties desire to extend the term and amend certain provisions of the Agreement;

NOW, THEREFORE, in consideration of the mutual acknowledgements and agreements hereinafter contained, including to be legally bound, the Parties agree as follows:

1.	Campaign Summary. The Campaign Summary following the Agreement preamble is hereby deleted and not replaced.

2.	Section 2.3 — Determination of Marchex Network. Section 2.3 of the Agreement is hereby deleted and replaced with the following language:

“2.3 Determination of Marchex Network. Marchex will have the right to determine which sites and applications in the Marchex Network will display the YP SEM Product Listings, and Marchex does not guarantee inclusion of the YP SEM Product Listings within the published results of any particular Distribution Partner Channel. For the avoidance of doubt, in its sole professional discretion, Marchex shall determine the composition of the Marchex Network. ***

[***]	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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3.	Fees - Section 4.1 (a): At the end of the Section 4.1(a), the following text shall be added, without changing any of the prior text of the subsection:

“As of July 1, 2013 and for periods thereafter during the Term, in connection with the foregoing programs, (i) the Charged Call Fee shall be $***, or such other rate as mutually agreed upon in writing by the Parties, for each Qualifying Call, and (ii) a Qualifying Call shall be each call a User places to a Call Tracking Number where: ***.

4.	Fees - Section 4.1 (b): Subsection 4.1(b) is hereby deleted and replaced as follows:

“(b) As of July 1, 2013 and for periods thereafter during the Term, for each calendar billing month, YP shall be obligated to meet a minimum spend commitment (the “Minimum Monthly Payment Obligation”) equal to the greater of: ***. For the avoidance of doubt, YP will be obligated to pay no less than the Minimum Monthly Payment Obligation or the actual higher amount based on delivery and applicable rates in such calendar billing month. ***

[***]	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

***.

5.	Term - Section 7.1. In accordance with the language in Section 7.1 of the Agreement, the Parties hereby agree to reinstate and renew the Agreement through and including June 30, 2015. Thus, unless otherwise terminated in accordance with the terms of the Agreement, the Agreement shall continue in full force and effect through and including June 30, 2015. The Parties agree that for all purposes they will treat the Agreement as if it did not expire.

6. Termination - Section 7.4. Section 7.4 is hereby deleted in its entirety and replaced as follows:

“7.4. No Termination for Convenience. Neither Party shall have the right to terminate this Agreement for convenience and such Agreement shall continue in effect through June 30, 2015, unless terminated earlier for cause or bankruptcy pursuant to the express terms of Sections 7.2 or 7.3.”

7.	Party References. All references to ATTi or AT&T Interactive in the Agreement shall be replaced with or deemed to refer to YP.

8.	Email Addresses. All email addresses for YP in the agreement that specify the domain name “@attinteractive.com” shall be changed to the domain name “@yp.com”.

9.	Other Terms of the Agreement. All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

10.	Authority. Each person signing this Amendment hereby represents and warrants that he or she has full authority to execute this Amendment for the Party on whose behalf he or she is signing.

[***]	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A signature received electronically via facsimile or email shall be as legally binding for all purposes as an original signature.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to Pay for Call Distribution Agreement effective as of the Amendment Effective Date.

YELLOWPAGES.COM LLC		MARCHEX SALES LLC

By:	/s/ Mark W. Smith	By:	/s/ Brendhan Hight
Name: Mark W. Smith		Name: Brendhan Hight
Title: CFO		Title: Director

Date: 7/26/2013		Date: July 26, 2013

[***]	Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.